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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Shareholders and the Board of Directors of PetroFina S.A.:

     We consent to the incorporation by reference in the Registration Statement of PetroFina S.A. on Form F-3 (File No. 333-49315) of our report dated April 7, 2000, appearing in the Annual Report on Form 20-F of PetroFina S.A. for the year ended December 31, 1999, relating to the consolidated balance sheet of PetroFina S.A. and subsidiaries as of December 31, 1999 and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the period from January 1, 1999 to June 30, 1999 and the period from July 1, 1999 through December 31, 1999.

     It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any procedures subsequent to the date of our report.

Arthur Andersen
Reviseurs d'Entreprises

/s/  GUY WYGAERTS
---------------------------------------------------------
Guy Wygaerts

June 30, 2000

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